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Exhibit 10(b)
LANVISION SYSTEMS, INC.

SEVERANCE AGREEMENT BETWEEN LANVISION SYSTEMS, INC. AND ROBERT F. GOLDEN

                               SEVERANCE AGREEMENT


INTRODUCTION

1.1 This Severance Agreement is made as of August 5, 1998 by and among LanVision Systems, Inc., LanVision, Inc., (collectively "LanVision") and Robert F. Golden ("Employee").

1.2 Employee is an employee of LanVision having been hired on February 1, 1996. Employee and LanVision mutually desire to terminate their employment relationship.

1.3 In consideration of the mutual promises and covenants set forth in this Agreement, the parties agree to the terms and conditions set forth in this Agreement.


SEPARATION FROM EMPLOYMENT

1.4 Employee will terminate Employee's employment with LanVision effective August 5, 1998 ("Termination Date"). On or before this date, Employee agrees to return to LanVision any and all LanVision property acquired during Employee's term of employment.

1.5 The Employment Agreement between LanVision and Employee dated February 1, 1996 will be deemed to be terminated as of the Termination Date, except that any provisions of the Employment Agreement that by their terms continue in effect beyond any termination shall so continue in effect. Employee agrees to abide by all such continuing terms.


CONSIDERATION FOR SIGNING

1.6 In consideration for Employee signing this Agreement, Employee shall receive:

         1.6.1 A severance payment in the amount of $97,500 (in accordance with the Employment Agreement dated February 1, 1996), less withholdings under federal, state, and local law, and less the amount due by Employee to LanVision under the Promissory Note of July 31, 1997, specifically $60,049.96. Provided Employee has returned all LanVision property, this severance payment will be paid on the



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                  first LanVision payday following the seventh business day
                  after the later of (a) the date of receipt by LanVision of this Severance Agreement signed by Employee or (b) the Termination Date.

         1.6.2 Payment of all salary, commissions, bonuses, any other compensation, as applicable, and accrued but unused vacation earned as of the Termination Date, and all reimbursable expenses incurred prior to the Termination Date.

         1.6.3 Coverage under LanVision's health insurance, dental insurance, and life insurance benefits provided through Aetna and Fortis that you currently have will remain in effect through the end of the month of Employee's termination. Thereafter, Employee shall be entitled to exercise COBRA rights in accordance with federal law, provided Employee timely exercises Employee's COBRA rights by completing the appropriate forms, LanVision will pay the COBRA premiums for up to three months, i.e., through November 30, 1998. (Employee will receive separately a notice of COBRA rights, along with the necessary forms to be completed.)

1.7 In addition, as further consideration, the following actions shall be taken:

         1.7.1 With regard to the letter agreement between LanVision Systems, Inc. and Employee dated February 6, 1996, as amended and restated by the letter agreement dated May 1, 1996, pursuant to which Employee was granted options to acquire 89,760 shares of LanVision Systems, Inc. common stock ("Options Letter"):

                  3.1.1.1. The number of options granted under the Options
                           Letter is hereby reduced to 69,778. 59,778 of these options are fully vested. The remaining 10,000 options shall vest on February 1, 1999 in accordance with the terms of the Options Letter.

                  3.2.1.1 The third paragraph of the Options Letter, which makes the right to exercise the options contingent upon the stock being valued at no less than $4.00 per share, is hereby deleted.

                  3.2.1.2 The first sentence of the third paragraph on page two of the Options Letter should be as originally stated in the February 6, 1996 version of the Options Letter, and is therefore hereby amended to read as follows: "If you cease to be employed by the Company or any subsidiary, parent, or assuming corporation (as referred to in Section 424 of the Internal Revenue Code of 1986, as amended (the "Code")), either directly as an employee or indirectly as a consultant, independent contractor, or similar relationship, for any reason other than by death or permanent disability, all unexercised rights under this option shall


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                           expire on the ninetieth day immediately following the
                           termination of such employment."

         1.7.2 LanVision, Inc. and Employee shall enter a mutually agreeable agreement for Employee to provide consulting services to LanVision.

1.7 Employee acknowledges and agrees that Employee shall receive no benefits additional to those set forth above.


RELEASE OF CLAIMS

         In consideration of the payments set forth in Paragraph 3 above, that being good and valuable consideration, Employee acting of Employee's own free will, voluntarily, and on behalf of Employee and Employee's heirs, administrators, executors, successors, and assigns, releases LanVision and its parent, subsidiaries, affiliates, directors, officers, and agents, jointly and severally ("Releasees"), from any and all debts, obligations, claims, demands, judgments, or causes of action of any kind whatsoever, in tort, contract, by statute, or on any other basis, for compensatory, punitive, or other damages, expenses, reimbursements, or costs of any kind, including but not limited to any and all claims, demands, rights, and/or causes of action arising out of Employee's employment with LanVision or any employment contract; or relating to purported employment discrimination or violations of civil rights under any applicable federal, state, or local statute or ordinance or any other claim, whether statutory or based on common law, arising by reason of Employee's employment with LanVision, the termination of that employment, or circumstances related thereto, or by reason of any other matter, cause, or thing whatsoever, from the first date of employment to the later of the date of this Agreement or the Termination Date.


NONDISCLOSURE AGREEMENT

1.9 LanVision shall make no disclosures concerning Employee's employment or other information regarding Employee, except for confirming employment, job title, dates of service, and rate of pay, plus additional information as, and only as, required pursuant to subpoena or otherwise required by law, including securities laws and regulations, unless otherwise consented to by Employee.

1.10 Employee shall not disclose or make reference to the terms of this Agreement except to Employee's attorney and Employee's immediate family without the prior written consent of the LanVision. Employee shall not hereafter contact or communicate with LanVision's employees or former employees regarding the subject matter of this Agreement.

1.11 Employee shall make no negative statements concerning, or take any action that derogates LanVision or other Releasees, or its or other Releasees' products, services, reputation,



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         officers, employees, financial status, or operations, or otherwise damage any of LanVision's or other Releases' business relationships.


EFFECT OF VIOLATIONS BY EMPLOYEE

1.12 Any action by Employee in material violation of this Agreement shall void LanVision's payment to Employee of all severance monies and the provision of other benefits provided for in this Agreement and shall require immediate repayment by Employee of the value of all consideration paid to Employee by LanVision pursuant to this Agreement that is otherwise unearned, shall result in the immediate cancellation of the other benefits provided as consideration under this Agreement, and shall further require Employee to pay all reasonable costs and attorneys fees in defending any action Employee brings, plus any other damages to which LanVision may be entitled. Employee further consents to the issuance of a temporary restraining order, and/or injunction as an appropriate remedy for violation of this Agreement by Employee, and will not contest the entry of same if a violation is shown.

1.13 Any dispute between the parties about whether a violation of this Agreement by Employee has occurred shall be settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association and judgment on the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof.


DENIAL OF LIABILITY

         The payment of the monies set forth in this Agreement does not constitute an admission of liability or violation of any applicable law, any contract provisions or any rule or regulation, as to which Releasees expressly deny liability. This Agreement shall not be admissible in any proceeding except in an action to enforce its terms.


SEVERABILITY

         If any provision, or portion thereof, of this Agreement is held invalid or unenforceable under applicable statute or rule of law, only that provision or portion shall be deemed omitted from this Agreement, and only to the extent to which it is held invalid, and the remainder of the Agreement shall remain in full force and effect.


GOVERNING LAW

         This Agreement shall be governed by and construed in accordance with the laws of the State of Ohio, excluding its conflict of laws.



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OPPORTUNITY FOR REVIEW

         Employee acknowledges that execution of this Agreement is voluntary and that Employee has been advised to consult with an attorney before executing this Agreement to ensure that Employee fully and thoroughly understands its legal significance.


ENTIRE AGREEMENT

         This Agreement constitutes the complete agreement between the parties and no other representations have been made by the parties. This document resolves all outstanding issues arising from Employee's employment as of the date of Employee's signing the Agreement and that Employee will not receive anything further from LanVision.


Robert F. Golden                    LanVision Systems, Inc. and LanVision, Inc.



By: /s/ Robert F. Golden            By:  /s/ J. Brian Patsy
    ------------------------------     -----------------------------------------
            (Signature)                             (Signature)

          August 27, 1998                        J. Brian Patsy
----------------------------------     -----------------------------------------
              (Date)                          (Name Typed or Printed)

                                          Chief Executive Officer and President
                                       -----------------------------------------
                                                       (Title)

                                                  August 27, 1998
                                       -----------------------------------------
                                                       (Date)




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